Exhibit 99.1

GRYPHON GOLD CORPORATION

 (GGN:TSX/GYPH:OTC.BB)

Design and construction schedule progressing for Borealis Oxide Project

SEPTEMBER 17, 2009

Reno, Nevada — Gryphon Gold Corporation (GGN:TSX/GYPH:OTC.BB) (the "Company") is pleased to provide a progress update for the proposed development of its wholly owned Borealis Oxide Project in the Walker Lane Belt of western Nevada.

  Negotiations are under way for the final price and construction schedule of a turnkey Absorption, Desorption and Recovery ("ADR") plant that will incorporate the most advanced technology for the adsorption, desorption and precipitation of gold and silver. The anticipated final design and construction schedule for the ADR plant project is 20 weeks.

  Bid packages were issued for the construction of the initial heap-leach pad and site visits were conducted. The bid opening is scheduled for September 28, 2009.

  Approval is expected shortly for the final heap-leach pad design previously submitted for approval to the Nevada Division of Environmental Protection.

  The first of two water wells has been pump-tested. The design of the second water well is near completion, with installation expected in early November.

  Negotiations with NV Energy are under way for installation of the 55-kv power line to the Borealis plant and potential power installation to the water- well location.

A copy of the full Pre-Feasibility Study for the Borealis Oxide Project is available on SEDAR, www.sedar.com. This recently completed, NI 43-101 compliant study examined a proposed, open-pit heap-leach mine with initial construction cost of US$14.8 million (using a 10% contingency) and average annual production of more than 50,000 gold- equivalent ounces. [Development is subject to adequate financing].

For more information please contact:                                             www.gryphongold.com
John L. Key, CEO
Ph: 775 315-4828
jkey@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada. Nevada Eagle Resources, a wholly owned subsidiary, has approximately 60 highly prospective gold properties located in desirable gold trends in Nevada. Nevada Eagle’s Golden Arrow property (leased to Nevada Sunrise Gold Corp.) contains a NI 43-101 compliant resource of 296,500 ounces of gold (measured and indicated) and 50,400 inferred ounces of gold. Nevada Eagle's other principal properties have a cumulative 550,000 of historical ounces of gold (the historical estimates are based on internal reports prepared by prior owners prior to February, 2001, and were not prepared in accordance with CIM NI 43-101 standards, and thus their reliability has not been verified). A number of Nevada Eagle’s principal properties are subject to joint venture or farm-in agreements in favor of third parties.

This press release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to timing and costs related to the ADR plant, timing of the bid process, approval of the permit application for construction of a leach pad; design and timing of water wells, the proposed installment of power, projections and expectations related to the results and projections contained in the NI 43-101 compliant study regarding the Borealis project , including, the expected capital costs, cash operating costs and other costs and anticipated production of the described open-pit oxide heap leach mine at the Borealis property, the company’s ability to raise capital for development of the Borealis oxide project, resource estimates, pediment exploration plans and other plans, projections, estimates and expectations. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section headings "Forward-Looking Statements" and "Risks Factors" in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009,, under the section heading "Risk Factors" in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 13, 2009, as amended March 10, 2009, and in our most recent financial statements, reports and registration statements filed with the SEC ( available at www.sec.gov) and with Canadian securities administrators ( available at www.sedar.com ). In addition, the pre-feasibility study uses an estimate of metal prices based on historical and future metal prices. The operating and capital costs in the pre- feasibility study were developed to be reasonable estimates within industry benchmarks. There is no certainty that the results of the pre-feasibility study will ever be realized. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com . For further information contact: John Key, CEO, by phone: 775-853-8814, or email at jkey@gryphongold.com. The Borealis property is described in the technical report(the "technical reports") dated April 28, 2008 titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. and dated September 2, 2008 titled "Preliminary Assessment of the Mineral Resources of the Borealis Gold Project located in Mineral County, Nevada, U.S.A., and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101"). The technical reports describe the exploration history, geology and style of gold mineralization at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The reports also include a description of environmental and permitting matters.

The information in this press release as it relates to the pre feasibility study was reviewed by J.R. Danio, PE., Telesto Nevada Inc. of Denver, CO, a Qualified Person as defined by NI 43-101 of the Canadian Securities Administrators. Mr. Danio is considered independent of Gryphon Gold for the purposes of NI 43-101. The basis of the pre feasibility study and the qualifications and the assumption made by the author are contained in the pre feasibility study as it will be filed on www.sedar.com.

The information in this press release as it relates to the mineral resources of the Borealis property was reviewed by Dr. R. Steininger of Reno, NV, a Qualified Person as defined by NI 43-101 of the Canadian Securities Administrators. Dr. Steininger in a consulting geologist retained by Gryphon Gold, is the principal author of the technical report and is considered independent of Gryphon Gold for the purposes of NI 43-101.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects. All mineral resource estimates contained in this press release, including the terms "measured resources," "indicated resources" and "inferred resources", have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC. The resource information contained in this press release is not comparable to similar information disclosed by U.S. companies. See the Cautionary Notes to U.S. Investors above.